Exhibit 10.6

June 30, 2025

Indigo Acquisition Corp.

801 Brickell Avenue

Suite 1900

Miami, FL 33131

Gentlemen:

Indigo Acquisition Corp. (“Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned hereby commits to purchase an aggregate of 15,000 units of the Company (“Placement Units”), each Placement Unit currently intended to consist of one ordinary share, par value $0.0001 per share (“Ordinary Share”), of the Company, and one right entitling the holder to receive one-tenth of one Ordinary Share on consummation of a Business Combination, at $10.00 per Private Unit, for an aggregate purchase price of $150,000 (the “Purchase Price”). At least two business days prior to the effective date of the Registration Statement (defined below), the undersigned will cause the Purchase Price to be delivered to Graubard Miller, counsel for the Company (“Counsel”), by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

In consideration of the above purchase obligations, Indigo Sponsor Group LLC (the “Transferor”) hereby agrees to transfer to the undersigned an aggregate of 105,000 Ordinary Shares (“Founder Shares”) of the Company at approximately $0.002 per Founder Share, for an aggregate purchase price of $184.21 (“Share Purchase Price”), which amount will be delivered to Counsel together with the Purchase Price.

The consummation of the purchase and issuance of the Placement Units and the transfer of the Founder Shares shall occur simultaneously with the consummation of the IPO. At the time of the consummation of the IPO, Counsel shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Company’s registration statement filed in connection with the IPO (“Registration Statement”) and the Share Purchase Price will be delivered to the Transferor. If the Company does not complete the IPO within six (6) months from the date of this letter (subject to a six (6) month extension at the Company’s option in its sole discretion), the Purchase Price and Share Purchase Price will be returned to the undersigned.

Each of the Company and the undersigned acknowledges and agrees that Counsel is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Placement Units and Counsel’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Placement Units as described above. Counsel shall not be liable to the Company or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Counsel has acted in a manner constituting gross negligence or willful misconduct. The Company shall indemnify Counsel against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Counsel may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Founder Shares will be identical to the Ordinary Shares included in the units to be sold by the Company in the IPO, and the Placement Units will be identical to the units to be sold by the Company in the IPO, except that:

●	the undersigned agrees to vote the Founder Shares and Ordinary Shares included in the Placement Units (the “Placement Shares”) in favor of any proposed Business Combination;

●	until such time as the Company has completed its initial Business Combination, the undersigned agrees not to seek conversion or redemption rights with respect to, or seek to sell in any tender offer, any Founder Shares and Placement Shares;

●	the Founder Shares will be placed in escrow, subject to the terms of an escrow agreement reasonably acceptable to the Company, and will not be released (subject to certain exceptions) until six months after the completion of a Business Combination, and may only be transferred during this time period (i) among the initial purchasers of the Founder Shares, to the Company’s officers, directors and employees (including any family member or affiliate of such officer, director or employee), to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the Founder Shares were originally purchased or (vi) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vi) or with the Company’s prior consent) where the transferee agrees to the terms of the escrow agreement;

●	the Placement Units and underlying securities will not be transferable until the day after the completion of a Business Combination (except (i) among the initial purchasers of the Placement Units, to the Company’s officers, directors and employees (including any family member or affiliate of such officer, director or employee), to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Placement Units were originally purchased or (vi) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vi) or with the Company’s prior consent) where the transferee agrees to the terms of the transfer restrictions);

●	the Founder Shares and Placement Units (and underlying securities) will be subject to customary registration rights, which shall be described in the Registration Statement;

●	the Undersigned will not participate in any liquidation distribution with respect to the Founder Shares or Placement Units (but will participate in liquidation distributions with respect to any units or Ordinary Shares purchased by the undersigned in the IPO or in the open market after the IPO) if the Company fails to consummate a Business Combination within the required time period; and

●	the Founder Shares and Placement Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned further acknowledges and agrees that (A) if, in order to consummate any Business Combination, the Transferor is required to contribute back to the capital of the Company a portion of any of its Founder Shares or Placement Units to be cancelled by the Company, the undersigned will contribute back to the capital of the Company a proportionate number of Founder Shares and Placement Units, pro rata with the other holders of Founder Shares and Placement Units and (B) if, in order to consummate any Business Combination or extend the time the Company has to consummate a Business Combination, the Transferor is required to transfer Founder Shares or Placement Units as an inducement to existing or new shareholders of the Company or to the Company’s Business Combination partner, the undersigned will transfer a proportionate number of Founder Shares or Placement Units, pro rata with the other holders of Founder Shares and Placement Units; provided, however, that in each case, James Cassel and Scott Salpeter (and any additional individual or entity that is allocated Ordinary Shares from Messrs. Cassel and Salpeter that does not also purchase Placement Units (a “Management Introduced Party”)) on the one hand and EarlyBirdCapital, Inc. and EBC Holdings Inc. (the “EBC Entities”) on the other hand will forfeit (the “Initial Forfeiture”) up to 20% of the Ordinary Shares held by them (through Indigo Sponsor Group LLC in the case of Messrs. Cassel and Salpeter and any Management Introduced Party and directly in the case of the EBC Entities), excluding any Ordinary Shares purchased in, or after the consummation of, the IPO or included within or underlying the Placement Units, before requiring the undersigned to forfeit any Founder Shares or Placement Units held by it pursuant to this paragraph.

The undersigned acknowledges and agrees that he will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	he has been advised that the Founder Shares and Placement Units have not been registered under the Securities Act;

(b)	he is acquiring the Founder Shares and Placement Units for his account for investment purposes only;

(c)	he has no present intention of selling or otherwise disposing of the Founder Shares and Placement Units in violation of the securities laws of the United States;

(d)	he is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	he is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	he has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the undersigned and is enforceable against him.

Very truly yours,

/s/

Remainder of this Page Intentionally Left Blank

Accepted and Agreed:

INDIGO ACQUISITION CORP.

By:	/s/ Scott Salpeter
	Name:	Scott Salpeter
	Title:	CFO

INDIGO sponsor group llc

By:	/s/ Scott Salpeter
	Name:	Scott Salpeter
	Title:	CFO

GRAUBARD MILLER
(solely with respect to its obligations to hold
and disburse monies for the Placement Units)

By:	/s/ Jeffrey M. Gallant
	Name:	Jeffrey M. Gallant
	Title:	Partner

4